Exhibit 11


              BONE CARE INTERNATIONAL, INC., AND SUBSIDIARY
            Statement Regarding Computation of Loss Per Share
                               (Unaudited)


                         Three months ended             Six Months ended
                         ------------------             ----------------
                     December 31,  December 31,     December 31,  December 31,
                         1998          1997             1998          1997
                    ------------   ------------     ------------   ----------
Net loss             $(1,440,814) $  (1,109,118)     $(2,862,269) $(2,117,596)
                     ===========    ===========       ===========  ==========
Weighted average number
  of common shares    10,136,213      8,722,430        9,963,020    8,722,406
                     ===========    ===========       ===========  ==========
Net loss per common
  share - basic      $   (0.14)   $      (0.13)      $    (0.29)  $    (0.24)
                         =======        =======           =======      ======